Exhibit 10.5
                     MID-WISCONSIN FINANCIAL SERVICES, INC.
                             1999 STOCK OPTION PLAN

     Section 1. Purpose. The Plan has been adopted to (a) enable the Company to attract and retain superior employees by providing incentive opportunities with respect to future services that are competitive with those of other similar companies, (b) further identify the interests of participating employees with those of the Company's other shareholders through compensation based on the performance of the Company's common stock, (c) attract and retain qualified employees, and (d) promote the long-term financial interests of the Company and its shareholders.

     Section 2. Certain Definitions. As used in this Plan, and in addition to any terms elsewhere defined in this Plan, the following terms, when capitalized, shall have the meanings set forth in this Section 2.

     Section 2.1.  "Board" means the Board of Directors of the Company.

     Section 2.2. "Cause" means any one or more of the following on the part of the participant: (a) the commission of an act which results in a payment of a claim filed by the Company or a Subsidiary under a blanket banker fidelity bond policy as from time to time and at any time maintained; (b) an intentional failure to perform assigned duties; (c) willful misconduct in the course of the participant's employment; (d) breach of a fiduciary duty involving personal profit or acts or omissions of personal dishonesty, including, but not limited to, commission of any crime of theft, embezzlement, misapplication of funds, unauthorized issuance of obligations, or false entries; (e) any intentional, reckless, or negligent act or omission to act which results in the violation by the participant of any policy established by the Company or a Subsidiary which is designed to insure compliance with applicable banking, securities, employment discrimination or other laws or which causes or results in the Company's or a Subsidiary's violation of such laws, except any act done by the participant in good faith, as determined in the reasonable discretion of the Board, or which results in a violation of such policies or law which is, in the reasonable sole discretion of such Board, immaterial; or (f) any of the foregoing which results in material loss to the Company or any of its Subsidiaries. Except to the extent of the discretion granted to the Board in clause (e), the Committee shall have the sole discretion to determine whether "Cause" exists, and the Committee's determination shall be final.

     Section 2.3.  "Change in Control" has the meaning set forth in Section 9.2.

     Section 2.4. "Code" means the Internal Revenue Code of 1986, as amended. The reference to any specific section of the Code shall include any successor section or sections.

     Section 2.5. "Committee" means, subject to the provisions of Section 4, the Executive Committee of the Board, or such other committee as may be designated by the Board to administer this Plan.

     Section 2.6. "Common Stock" means the common stock, $.10 par value per share, of the Company.

     Section 2.7. "Company" means Mid-Wisconsin Financial Services, Inc., a Wisconsin corporation.

     Section 2.8. "Disability" means (a) a physical or mental condition which qualifies as a total and permanent disability under the terms of any plan or policy maintained by the Company or a Subsidiary and for which the Optionee is eligible to receive benefits under such plan or policy, or (b) if the Optionee does not participate in a disability plan, or is not covered by a disability policy, of the Company or a Subsidiary, "Disability" means the permanent and total inability of a participant by reason of mental or physical infirmity, or both, to perform the work customarily assigned to him or her, if a medical doctor selected or approved by the Board, and knowledgeable in the field of such infirmity, advises the Committee either that it is not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said participant's lifetime.

     Section 2.9.  "Effective Date" means December 31, 1999.

     Section 2.10. "Employed," and any variation thereof such as "employment," means, as appropriate, employed by or employment with any of the Company or any present or future Subsidiary.

     Section 2.11. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     Section 2.12. "Fair Market Value" of a share of the Common Stock as of any date means the price per Share on the immediately preceding date as determined in accordance with the following:

           (a) Exchange. If the principal market for the Common Stock is a national securities exchange, "Fair Market Value" means the closing price of the Common Stock on the New York Stock Exchange composite transaction tape if the Common Stock is then listed for trading on such exchange, otherwise, the closing price of the Common Stock in any transaction reported on the principal exchange on which the Common Stock is then listed for trading.

           (b) Over-the-Counter. If the principal market for the Common Stock is an over-the-counter market, "Fair Market Value" means the closing (last) price of the Common Stock reported in The Nasdaq National Market, or The Nasdaq Small Cap Market, or if the Common Stock is not then listed for trading in either of such markets, the closing (last) price of the Common Stock reported on the OTC Bulletin Board, or, if prices for the Common Stock are not quoted on the OTC Bulletin Board, the closing (last) price reported on any other bona fide over-the-counter stock market selected in good faith by the Committee.

           (c) Other Determination. If subparagraphs (a) and (b) are not applicable, "Fair Market Value" shall mean such amount as may be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

           (d) Date. If the date on which "Fair Market Value" is to be determined is not a business day, or, if there shall be no reported transactions for such date, such determination shall be made on the next preceding business day for which transactions were reported.

     Section 2.13. "Incentive Stock Option" means an Option granted pursuant to the terms of the Plan which is intended by the Committee to meet the requirements of an "incentive stock option" within the meaning of Section 422 of the Code, or any successor section or sections; provided, however, that to the extent an Incentive Stock Option is exercised after the expiration of any limitation on the time of exercise applicable under Section 422 of the Code, or such Option does not meet the qualifications of an "incentive stock option" within the meaning of such Section 422, such Option shall thereafter be a Non-Qualified Option.

     Section 2.14. "Non-Qualified Option" means an Option granted pursuant to the terms of the Plan which the Committee intends shall not meet the requirements of an "incentive stock option" within the meaning of Section 422 of the Code, or any successor section or sections, and any Option intended to be an Incentive Stock Option which does not satisfy the terms, or is not exercised in accordance with the requirements of, Section 422 of the Code.

     Section 2.15. "Option" means an option to purchase Shares awarded pursuant to the provisions of Section 6.

     Section 2.16. "Option Agreement" means the written document which evidences an award of Options, whether or not such document requires the signature of the Optionee.

     Section 2.17. "Optionee" means an eligible employee, as determined in accordance with Section 5, who has been granted an Option.

     Section 2.18. "Option Price" means, with respect to each Option, the price per Share at which such Option may be exercised and the Shares subject to such Option purchased.

     Section 2.19. "Plan" means the Mid-Wisconsin Financial Services, Inc. 1999 Stock Option Plan as set forth herein or as hereafter amended.

     Section 2.20. "Retirement Date" means a participant's Termination of Employment at or after the normal or early retirement date of such participant under the terms of any retirement or pension plan sponsored by the Company which is qualified under the provisions of the Code.

     Section 2.21.  "Share" means a share of Common Stock.

     Section 2.22. "Subsidiary" means any corporation, partnership, or other entity in which the Company owns, directly or indirectly, at least a 50% interest in the voting rights or profits.

     Section 2.23. "Termination of Employment" means the termination of the participant's employment with, or performance of services for, the Company and any of its Subsidiaries. A participant employed by, or performing services for, a Subsidiary shall also be deemed to incur a Termination of Employment if the Subsidiary ceases to be such a Subsidiary and the participant does not immediately thereafter become an employee of the Company or another Subsidiary. Temporary absences from employment because of illness, vacation, or leave of absence and transfers among the Company and its Subsidiaries shall not be considered Terminations of Employment. For purposes of the Plan, a participant's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which he or she is no longer for any reason whatsoever employed by the Company or any of its Subsidiaries.

     Section 3.  Number of Shares Available for Options.

     Section 3.1 Shares Subject. The aggregate number of Shares which may be delivered under Options awarded pursuant to the Plan shall be equal to the sum of (a) 200,000 and (b) any Shares available for future awards under all prior stock option plans of the Company (the "Prior Plans") as of the Effective Date, including any Shares with respect to which options awarded under any Prior Plans are hereafter forfeited, expire, or are canceled without delivery of Shares.

     Section 3.2 Undelivered Shares. To the extent any Shares subject to an Option are not delivered to an Optionee (or the estate or other transferee of such Optionee) because the Option is forfeited, expires, or otherwise becomes unexercisable, or the Shares are not delivered because the Shares are used to satisfy the applicable tax withholding obligation of the Optionee, such Shares shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

     Section 3.3 Exercise Using Shares. If the Option Price of any Option awarded under the Plan or any Prior Plan is satisfied by tendering Shares to the Company (by actual delivery or attestation), only the number of Shares issued to the Optionee (or the estate or other transferee of such Optionee), net of the Shares tendered, shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

     Section 3.4 Stock Dividends, etc. If the Company shall, after the Effective Date, change the Common Stock into a greater or lesser number of Shares through a stock dividend, stock split-up or combination of Shares, then
(a) the number of Shares then subject to the Plan as provided for in Section 3.1, but which are not then subject to any outstanding Option, (b) the number of Shares subject to each then outstanding Option (to the extent not previously exercised), and (c) the price per Share payable upon exercise of each then outstanding Option, shall all be proportionately increased or decreased as of the record date for such stock dividend, stock split-up or combination of Shares in order to give effect thereto. Notwithstanding any such proportionate increase or decrease, no fraction of a Share shall be issued upon the exercise of an Option and the Shares subject to an Option shall be rounded to the nearest whole Share.

     Section 3.5 Other Changes. If, after the Effective Date, there shall be any change in the Common Stock or other change in the capitalization of the Company other than through a stock dividend, stock split-up or combination of Shares, including, but not limited to, a change which results from a merger, consolidation, spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization is within the meaning of Section 368 of the Code), or any partial or complete liquidation of the Company, then if, and only if, the Committee shall determine that such change equitably requires an adjustment in (a) the number or kind of shares of stock then reserved for issuance under Section 3.1, (b) the number or kind of shares of stock then subject to an Option, (c) the Option Price with respect to an Option, or (d) any other limitation on the Option which may be granted to any participant, to the extent such adjustment does not cause any Option to fail to satisfy the requirements for exemption from the limitations on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(c) of the Code if such Option would have satisfied such requirements immediately prior to such adjustment and if such Option, if then exercised, would, when added to the Optionee's estimated compensation from the Company and all Subsidiaries for such year, exceed the deductibility limits of Section 162(m) of the Code, such adjustment as the Committee shall determine is equitable and as shall be approved by the Board shall be made and shall be effective and binding for all purposes of such Option and the Plan. If any member of the Board shall, at the time of such approval, be an Optionee, he shall not participate in action in connection with such adjustment.

     Section 4.  Administration of the Plan.

     Section 4.1 Committee. The Plan shall be administered by the Committee. The Committee shall, subject to the terms of the Plan, have the authority to, in its sole discretion, (a) select eligible employees to receive an award of one or more Options and to participate in the Plan, (b) determine the number of Shares subject to each award and the Option Price associated therewith, (c) establish terms and conditions concerning the time of, and conditions precedent to, the exercisability of each Option (including, without limitation, conditions with respect to the passage of time, performance of the Company, or a Subsidiary, or the Optionee, restrictions on competitive employment or satisfaction of Company policies, and any other conditions which the Committee deems reasonably related to the satisfaction of the purposes of the Plan), (d) determine the form of each Option Agreement and all terms and conditions thereof with respect to each award, (e) interpret the Plan and the application thereof and establish such rules and regulations as it deems necessary or desirable for the administration of the Plan, (f) modify or cancel any award or Option or take such action to cause the vesting or exercisability of any or all outstanding Options to become exercisable in part or in full for any reason at any time, subject to the limitation of Section 9.1, and (g) exercise such other authority as is reasonably related to the administration of and/or the fulfillment of the purpose of the Plan. All actions, interpretations, rules, regulations and conditions taken or established by the Committee shall be final, binding and conclusive upon the Company, each Subsidiary, and all Optionees.

     Section 4.2  Membership of the Committee.

           (a) Membership Qualifications. Except as provided in this Section 4.2, at all times the Committee shall consist of not less than three members designated by the Board from among those of its members who are not officers or employees of the Company or a Subsidiary and each of whom is
     (a) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act (a "Non-Employee Director") and (b) an "outside director" within the meaning of Section 162(m) of the Code (an "Outside Director"); provided, however, that in addition to the Board's general authority to amend the Plan as provided for in Section 10.1, the Board shall have the specific authority to modify or eliminate the foregoing qualifications or adopt such other qualifications as are reasonably intended to result in (x) the award of Options, and transactions with respect to the award or exercise of such Options, satisfying an exemption from Section 16(b) of the Exchange Act, or any successor thereto, and (y) compensation recognized by Optionees qualifying as a deductible expense of the Company under the "performance-based compensation" exception to compensation deduction limits which would otherwise be imposed on the Company under Section 162(m) of the Code.

           (b) Appointment of Other Members. In the event that one or more members of the Committee shall fail to meet the qualifications set forth in
     Section 4.2(a), the Board shall remove such member or members and appoint a successor or successors who satisfy such qualifications. The Board shall act in a reasonably prompt manner to fill any vacancy on the Committee from among such of its members who are both Non-Employee Directors and Outside Directors.

           (c) Validity of Grants. Notwithstanding the qualifications for members of the Committee established in Section 4.2(a), any award of Options made by the Committee in good faith and without the knowledge that one or more of its members did not satisfy such qualifications, shall be valid and enforceable by the Optionee even though the members of the Committee did not, at the time of such award, satisfy such qualifications.

     Section 4.3 Actions by the Committee. A majority of the members of the Committee shall constitute a quorum. In the absence of specific rules to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting.

     Section 4.4 Actions by the Board. Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Option or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Option not to qualify for, or to cease to qualify for, the exemption as "performance-based compensation" under Section 162 of the Code, and the regulations promulgated thereunder. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

     Section 4.5 Limitation on Liability and Indemnification of Board. No member of the Board, no executive officer or other employee of the Company, and no other agent or representative of the Company shall be liable for any act, omission, interpretation, construction, or determination made in connection with the Plan in good faith, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's articles of incorporation and/or by-laws, and under any directors' and officers' liability insurance that may be in effect from time to time.

     Section 5. Persons Eligible to Become Optionees. Persons who are (a) employees of the Company and any Subsidiary, (b) prospective employees who have accepted offers of employment from the Company or a Subsidiary, or (c) directors of the Company and its Subsidiaries shall be eligible to be selected, in the sole discretion of the Committee, to participate in, and receive an award of one or more Options pursuant to, the Plan; provided, however, that only employees of the Company or a Subsidiary shall be eligible to receive an Incentive Stock Option Award.

     Section 6.  Awarding of Options.

     Section 6.1 Optionees. Subject to the limitations of Section 5, Options shall be awarded to such eligible employees and directors of the Company and its Subsidiaries as the Committee may, from time to time and at any time, select. Membership of an employee or a director in a class shall not, without specific Committee action, entitle such employee or director to receive an Option award.

     Section 6.2 Option Agreement. Each Option shall be evidenced by an Option Agreement, the terms of which may differ from other Option Agreements. Each Option Agreement shall be signed on behalf of the Company and, if so provided by the Committee, the Optionee, and shall set forth with respect to the Option or Options awarded therein, the name of the Optionee, the date awarded, the Option Price, whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, the number of Shares subject to the Option, and such other terms and conditions consistent with the Plan as determined by the Committee. The Committee may at the time of award or at any time thereafter impose such additional terms and conditions on the exercise of such Option as it deems necessary or desirable for such Option, or the exercise thereof, to be exempt under Section 16(b) of the Exchange Act, and the regulations promulgated thereunder, and to qualify as "performance-based compensation" under Section 162 of the Code, and the regulations promulgated thereunder. Each Option Agreement shall incorporate by reference all terms, conditions and limitations set forth in the Plan.

     Section 6.3 Terms and Conditions of the Options. In addition to any other terms, conditions, and limitations specified in the Plan, each Option awarded hereunder shall, as to each Optionee, satisfy the following requirements:

           (a) Date of Award. Awards intended to qualify as Incentive Stock Options must be made on or before December 14, 2009. Awards of Non-Qualified Stock Options must be awarded on or before the date on which the Plan terminates as determined in accordance with Section 10.

           (b) Expiration. No Incentive Stock Option shall be exercisable after the expiration of ten years from the date such Option is awarded. No Non-Qualified Stock Option shall be exercisable after the expiration of twenty years from the date such Option is awarded.

           (c) Price. The Option Price as to any Share subject to an Option may not be less than the Fair Market Value of the Share on the date the Option is awarded.

           (d) Limitations on Transferability. No Incentive Stock Option shall be transferable by the Optionee other than by will or the laws of descent and distribution, nor can it be exercised by anyone other than the Optionee during the Optionee's lifetime. Except as otherwise provided in an Option Agreement or other action taken by the Committee, each of which conform to the provisions of Section 6.4, no Non-Qualified Option shall be transferable by the Optionee other than by will or the laws of descent and distribution, nor can it be exercised by anyone other than the Optionee during the Optionee's lifetime. Except as provided in Section 6.4, no Option may be sold, transferred, assigned, pledged, hypothecated, encumbered, or otherwise disposed of (whether by operation of law or otherwise), or be subject to execution, attachment, or similar process. Upon any attempt to so sell, transfer (other than in accordance with Section 6.4), assign, pledge, hypothecate, encumber, or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

           (e) Exercise. Except as otherwise permitted by the Committee, or as provided in Section 6.5, Options must be exercised in accordance with the following time limitations:

                (i) Termination by Death. If an Optionee incurs a Termination of Employment by reason of death, any Option held by such Optionee may thereafter be exercised, to the extent then exercisable, for a period of one year from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter.

                (ii) Termination by Reason of Disability. If an Optionee incurs a Termination of Employment by reason of Disability, any Option held by such Optionee may thereafter be exercised by the Optionee (or the estate of the Optionee in the event of death), to the extent it was exercisable at the time of such Termination of Employment, for a period of one year.

                (iii) Termination by Reason of Retirement. If an Optionee incurs a Termination of Employment by reason of Retirement, any Option held by such Optionee may thereafter be exercised by the Optionee (or the estate of the Optionee in the event of death), to the extent it was exercisable at the time of such Termination of Employment by reason of Retirement, for a period of two years.

                (iv) Other Termination. If an Optionee incurs a Termination of Employment for any reason other than death, Disability, or Retirement, any Option held by such Optionee shall terminate.

                (v) Notwithstanding any other provision of this Plan to the contrary, in the event an Optionee incurs a Termination of Employment other than for Cause during the 24-month period following a Change in Control, any Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination, for (x) the longer of (i) one year from such date of termination or (ii) such other period as may be provided in the Plan for such Termination of Employment, or (y) until expiration of the stated term of such Stock Option, whichever period is shorter. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option.

           (f) Minimum Holding Period. No Option may be exercised before the date which is six months after the later of (i) the date on which the Plan is approved by the shareholders of the Company, or (ii) the date on which such Option was awarded.

           (g) Additional Restrictions Relating to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the time the Option is awarded) of the Shares for which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under the Plan, any Prior Plans, or any other plan of the Company or a Subsidiary) exceeds $100,000 (or such other individual limit as may be in effect under the Code on the date of award), such Options shall not be Incentive Stock Options. No Incentive Stock Option shall be awarded to an employee who, at the time such Option is awarded, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary within the meaning of Section 422(b)(6) of the Code unless (i) at the time the Option is awarded, the Option Price is at least 110% of the Fair Market Value of the Shares subject to the Option, and (ii) such Option by its terms is not exercisable after the expiration of five years from the date such Option is awarded.

           (h) Limitation on Option Awards. No Optionee may be awarded Options under the Plan in any calendar year with respect to more than 5,000 Shares.

           (i)  Reload Options.  In the exercise of its authority pursuant to
     Section 4.1 and Section 6, the Committee may provide that in connection with the award of an Option (the "Original Option"), subject to the terms and conditions established by the Committee, the Optionee shall be awarded a new Option (a "Reload Option") when (i) the payment of the exercise price of the Original Option is made by (A) the delivery of Shares owned by the Optionee pursuant to Section 7.2(b), (B) the withholding of Shares pursuant to Section 7.2(c), or (C) the sale of Shares acquired upon exercise of the Original Option pursuant to the procedure permitted by Section 7.2(d) and/or (ii) Shares are tendered or withheld as payment of the amount to be withheld in order to satisfy applicable tax withholding requirements in connection with the exercise of the Original Option pursuant to Section
     7.3. A Reload Option shall be an Option to purchase the number of Shares not exceeding the sum of (i) the number of Shares tendered, withheld, or sold as consideration upon the exercise of the Original Option and (ii) the number of Shares tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the Original Option, in each case pursuant to the relevant provisions of the Option Agreement or Committee action relating to the Original Option. Reload Options may be granted only with respect to an Original Option awarded under the Plan after January 17, 2006. A Reload Option shall be subject to the following terms and conditions:

                (i) the Option Price as to any Shares subject to a Reload Option may not be less than the Fair Market Value of the Shares on the date the Reload Option is awarded;

                (ii) the date of award of the Reload Option shall be the date on which Shares are surrendered, withheld, or sold in connection with the payment of the Option Price or withholding of taxes with respect to the Original Option;

                (iii) except as provided in this Section 6.3(i), the term of the Reload Option shall be identical to the term of the Original Option and shall be exercisable only to the extent the Original Option would have been exercisable;

                (iv) the Reload Option shall not be exercisable after the Optionee's Termination of Employment;

                (v)  the Reload Option can be exercised only by the Optionee;
           and

                (vi) except as provided in this Section 6.3(i), the Reload Option shall be awarded subject to all other terms and conditions of the Original Option.

     Notwithstanding any other provision of this Section 6.3(i), no Reload Option shall be awarded with respect to the exercise of any other Reload Option.

     Section 6.4 Transferability of Non-Qualified Options. The Committee may, in its discretion, under the terms of the Option Agreement with respect to, or at any time on or after the date of the initial award of, a Non-Qualified Option, permit transfer of such Non-Qualified Option by the Optionee to (a) the spouse, children or grandchildren of the Optionee ("Immediate Family"), (b) a trust for the exclusive benefit of the Optionee or the Optionee's Immediate Family, (c) a partnership in which the Optionee or the Optionee's Immediate Family are the only partners, or (d) to a former spouse of the Optionee pursuant to a domestic relations order within the meaning of Rule 16a-12, as promulgated under Section 16 of the Exchange Act; provided, however, that (x) there may be no consideration for any such transfer unless the payment of such consideration to the Optionee is specifically authorized by the Committee, (y) the Option Agreement, or any amendment thereof approved by the Committee, must expressly provide for transferability of the Option evidenced in such agreement in a manner consistent with this Section 6.4, and (z) once transferred pursuant to the preceding provisions of this Section 6.4, no subsequent transfer of such Options shall be permitted except a transfer by will or the laws of descent and distribution. In authorizing all or any portion of an Option to be transferred, the Committee may impose any conditions on exercise, prescribe a holding period for the Shares acquired upon such exercise, and/or impose any other conditions or limitations it deems desirable or necessary in order to carry out the purposes and requirements of the Plan. Following transfer, the terms and conditions of the Plan and the Option Agreement relating to such Option shall continue to be applicable in all respects to the Optionee who made such transfer and each transferred Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer as if such Option had not been transferred, including, but not limited to, the terms and conditions with respect to the lapse and termination of such Option. For purposes of Section 7, the transferee of an Option, where applicable, shall be deemed an "Optionee." None of the Company, the Committee, or any Optionee shall have any obligation to inform any transferee of the termination or lapse of any Option for any reason. Notwithstanding any other provision of the Plan, following the termination of Employment of an Optionee, a transferred Non-Qualified Option shall be exercisable by the transferee only to the extent, and for the periods specified in Section 6.3(e) as if such Option had not been transferred.

     Section 6.5 Termination or Lapse of Options. Each Option shall terminate or lapse upon the first to occur of (a) the expiration date or any date as of which the Option is deemed to be forfeited as set forth in the applicable Option Agreement, (b) the applicable date set forth in Section 6.3(b), or (c) the date which is the day next following the last day such Option could be exercised under Section 6.3(e).

     Section 7.  Exercise and Payment of Option Price.

     Section 7.1 Exercise of Options. Options shall be exercised as to all or a portion of the Shares subject to the Option by written notice to the Company setting forth the exact number of Shares as to which the Option is being exercised and including with such notice payment of the Option Price (plus the minimum required tax withholding). The date of exercise shall be the date such written notice and payment have been delivered (in cash or in such other manner as provided in Section 7.2) to the Secretary of the Company either in person or by depositing said notice and payment in the United States mail, postage pre-paid and addressed to such officer at the Company's home office.
Notwithstanding the fact that an Option has been transferred pursuant to Section 6.4, the Optionee with respect to such transferred Option shall remain liable for any required tax withholding.

     Section 7.2 Payment for Shares. Payment of the Option Price (plus required tax withholding) may be made (a) by tendering cash (in the form of a check or otherwise) in such amount; (b) with the consent of the Committee, and if authorized in the Option Agreement, by tendering, by either actual delivery of Shares owned by the Optionee or by attestation, Shares with a Fair Market Value on the date of exercise equal to such amount; (c) with the consent of the Committee, by instructing the Committee to withhold a number of Shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Option; (d) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the sale or loan proceeds equal to such amount; or (e) any combination of (a), (b),
(c) and (d); provided, however, that any Shares delivered in payment of the Option Price pursuant to (b) shall have been purchased on the open market and held by the Optionee for at least six months at the time of exercise of the
Option.   Notwithstanding the fact that an Option has been transferred pursuant to Section 6.4, the Optionee with respect to such transferred Option shall remain liable for any required tax withholding.

     Section 7.3 Tax Withholding. The delivery of Shares under the Plan is subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Shares or other benefits on satisfaction of applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit withholding obligations to be satisfied through cash payment by the Optionee or other person exercising an Option, through the surrender of Shares which the Optionee or other person already owns, or through the surrender of Shares to which the Optionee or other person is otherwise entitled under the Plan.

     Section 7.4 Issuance of Shares. No Shares shall be issued until full payment therefor has been made. An Optionee shall have all of the rights of a shareholder of the Company holding the Common Stock that is subject to such Option (including, if applicable, the right to vote the Shares and the right to receive dividends), when the Optionee has given written notice of exercise, has paid in full for such Shares and, if requested, has given the representation described in Section 12.

     Section 8. Director Stock Options. In addition to any Options which may be granted to a director pursuant to the provisions of Section 6.1 the Committee may also grant Options to directors of the Company and/or its Subsidiaries which satisfy the following requirements:

           (a) Automatic Grants. Each such director who is not otherwise an employee of the Company or any of its Subsidiaries, shall, on the first day after his or her first election as a director, and thereafter on the day after each annual meeting of shareholders of the Company during such director's term, automatically be granted Non-Qualified Options in an amount specified by the Committee to purchase Common Stock having an exercise price of 100% of the Fair Market Value of the Common Stock on the date of grant of such Non-Qualified Stock Option.

           (b) Limitations on Automatic Grants. An automatic director Option shall be granted hereunder only if as of each date of grant the director
     (i) is not otherwise an employee of the Company or any of its Subsidiaries,
     (ii) has not been an employee of the Company or any of its Subsidiaries for any part of the preceding fiscal year, and (iii) has served on the Board continuously since the commencement of his term.

           (c) Rights of Optionee. Each holder of a Stock Option granted pursuant to this Section 8 shall also have the rights specified in Section 9.

           (d) Insufficient Shares. In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on such date, then all non-employee directors entitled to a grant on such date shall share ratably in the number of Options on shares available for grant under the Plan.

           (e) Terms and Conditions of Director of Options. Except as expressly provided in this 8, any Non-Qualified Option granted hereunder shall be subject to the terms and conditions of the Plan as if the grant were made pursuant to Section 6 hereof.

     Section 9.  Change in Control.

     Section 9.1  Adjustment of Options.

           (a)  Vesting and Cash Payment.  In the event of a Change of Control,

                (i) all Options outstanding on the date on which such Change in Control has occurred (the "Change in Control Date") shall, to the extent not then exercisable or vested, immediately become exercisable in full, and

                (ii) each Optionee may elect (the Optionee's "Election Right") with respect to each Option held by such Optionee on the Change in Control Date to surrender such Option for an immediate lump sum cash payment in an amount equal to the product of (A) the number of Shares
           then subject to the            Option as to which the election is
           being exercised multiplied by (B) the excess, if any, of (1) the greater of (a) the Change in Control Price or (b) the highest Fair Market Value of a Share on any day in the 60-day period ending on the Change in Control Date, over (2) the Option Price of such Option. For purposes of this Section 9.1(a), the "Change in Control Price" shall mean, if the Change in Control is e result of a tender or exchange offer or a Corporate Transaction (as defined in Section 9.2(c)), the highest price per Share paid in such tender or exchange offer or Corporate Transaction, and, to the extent that the consideration paid in any such transaction consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Committee.

           (b) Election. The exercise of an Election Right must be in writing, specify the Option or Options and the number of Shares as to which the election is being exercised, and be delivered to the Secretary of the Company either in person or by depositing said notice and payment in the United States mail, postage pre-paid and addressed to such officer at the Company's home office on or before the 60th day following the Change in Control Date.

           (c) Payment Date. All payments due an Optionee pursuant to the provisions of this Section 9.1 shall be made by the Company on or before the 5th business day following the date on which the Optionee's election has been delivered to the Company pursuant to Section 9.1(b).

     Section 9.2 Definition of "Change of Control." For purposes of the Plan, a "Change of Control" means the happening of any of the following events:

           (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
     (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this paragraph (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, and (D) any acquisition pursuant to a transaction which complies with clauses (i),
     (ii), and (iii) of paragraph (c) of this Section 9.2; or

           (b) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of the Plan, that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be deemed to be and shall be considered as though such individual were a member of the Incumbent Board, but provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
     Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so deemed or considered as a member of the Incumbent Board; or

           (c) Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the assets or securities of any other entity (a "Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (the "Resulting Company") in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the Resulting Company or the combined voting power of the then outstanding voting securities of such Resulting Company entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the Resulting Company; or

           (d) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     Section 10.  Amendment and Termination of Plan.

     Section 10.1 Amendment of Plan. The Board may amend the Plan from time to time and at any time; provided, however, that (a) except as specifically provide herein, no amendment shall, in the absence of written consent to the change by an affected Optionee, adversely affect such Optionee's rights under any Option which has been awarded prior to the amendment except to the extent such amendment is, in the sole opinion of the Committee, required to comply with any stock exchange rules, accounting rules, or laws applicable to the Company or the Plan, (b) no amendment with respect to the maximum number of Shares which may be issued pursuant to Options under the Plan or to any individual in any calendar year made be made unless approved by a majority of the Shares entitled to vote at a meeting of the shareholders if such amendment would, in the absence of such approval and in the sole opinion of the Committee, have an adverse effect on the Company under applicable tax or securities laws or accounting rules, and (c) no amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by applicable law or stock exchange rules.

     Section 10.2. Termination of Plan. The Plan shall terminate on the first to occur of (a) the date on which all Shares authorized pursuant to Section 3.1 have been delivered pursuant to the exercise of Options and (b) the date specified by the Board as the effective date of Plan termination; provided, however, that the termination of the Plan shall not limit or otherwise affect any Options outstanding on the date of termination.

     Section 11. Effective Date. Notwithstanding any provision of this Plan to the contrary, the Plan shall not be effective, and any Options awarded under the Plan shall be null and void, unless the adoption of the Plan is approved at the annual meeting of the Company's shareholders next following the Effective Date by the majority of the shares entitled to vote at such meeting.

     Section 12. Investment Intent. The Committee may require each person purchasing or receiving Shares pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     Section 13. Availability of Information. If the Shares subject to an Optionee's Option are not registered or to be registered under the Securities Act of 1933 as amended, the Company shall furnish each Optionee with (a) a copy of the Plan and the Company's most recent annual report to its shareholders at the time the Option Agreement is delivered to the Optionee and (b) a copy of each subsequent annual report and proxy statement, on or about the same date as such report shall be made available to shareholders of the Company. The Company will furnish, upon written request addressed to the Secretary of the Company, but at no charge to the Optionee or any duly authorized representative of the Optionee, copies of all reports filed by the Company with the Securities and Exchange Commission, including, but not limited to, the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q, and its proxy statements. Notwithstanding the foregoing provisions of this Section 13, the Company shall not be required to furnish any such report or statement if a copy of such report is otherwise provided to the Optionee in connection with another plan maintained by the Company or such Optionee's status as a shareholder of the Company.

     Section 14.  Limitation of Rights.

           (a) Conditions of Employment. The Plan shall not constitute a contract of employment, and participation in or eligibility for participation in the Plan shall not confer upon any employee the right to be continued as an employee of the Company or any present or future Subsidiary and the Company and each Subsidiary, hereby expressly reserves the right to terminate the employment of any employee, with or without cause, as if the Plan and any Options awarded pursuant to it were not in effect.

           (b) Company Assets. Neither an Optionee nor any other person shall, by reason of receiving an award of an Option under the Plan acquire any right, title, or interest in any assets of the Company or any Subsidiary by reason of such Option or the Plan. To the extent an Optionee or any other person shall acquire a right to receive payments from the Company pursuant to an Option Agreement or the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

           (c) Issuance of Shares. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions:

                (i) Listing or approval for listing upon notice of issuance, of such Shares on the exchange or over-the-counter market as may at the time be the principal market for the Common Stock;

                (ii) Any registration or other qualification of the Shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

                (iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

     Section 15. Compliance with Applicable Laws. If at any time the Company shall be advised by its counsel that the exercise of any Option or the delivery of Shares upon the exercise of an Option is required to be approved, listed, registered or qualified under any securities law, that certain actions must be taken under the rules of any stock exchange or over-the-counter market, that such exercise or delivery must be accompanied or preceded by a prospectus or similar circular meeting the requirements of any applicable law, or that some other action is required to be taken by the Company in compliance with applicable law, the Company will use reasonable efforts to take all actions required within a reasonable time, but exercise of the Options or delivery by the Company of certificates for Shares may be deferred until the Company shall be in compliance with all such requirements.

     Section 16. Governing Law. The Plan, each Option awarded hereunder and the related Option Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the internal laws of the State of Wisconsin and construed in accordance therewith without giving effect to the principles of conflicts of laws applied by any state.

                                   Exhibit A

   AMENDMENT OF MID-WISCONSIN FINANCIAL SERVICES, INC. 1999 STOCK OPTION PLAN

     WHEREAS, the Board of Directors of Mid-Wisconsin Financial Services, Inc. (the "Company") has determined that it is in the best interests of the Company and consistent with current industry practice to amend the Mid-Wisconsin Financial Services, Inc. 1999 Stock Option Plan, as amended April 22, 2008 (the "Stock Plan") to eliminate the future granting of stock options with a reload feature pursuant to Section 6.3(i) of the Stock Plan.

     NOW, THEREFORE, the Stock Plan is amended, effective December 16, 2010, in the following particulars:

     1. The language "Reload Options may be granted only with respect to an Original Option awarded under the Plan after January 17, 2006." in Section 6.3(i) of the Stock Plan is hereby deleted in its entirety and replaced with the following language: "Reload Options may be granted only with respect to an Original Option awarded under the Plan after January 17, 2006 and before December 16, 2010."

     2. In all other respects, the Stock Plan remains unchanged and in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officer this 16th day of December 2010.



MID-WISCONSIN FINANCIAL SERVICES, INC.


By:  JAMES F. WARSAW
     James F. Warsaw
     President and Chief Executive Officer